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                                                      Exhibit C


              NEW ENGLAND ELECTRIC RESOURCES, INC.
                    Statement of Cash Flows
         For the Twelve Months Ended December 31, 1996
               (Unaudited, Subject to Adjustment)




Operating Activities:
 Net income/(loss)                                          $(3,607,900)
 Adjustments to reconcile net loss to
   net cash provided by operating
   activities:
   Deferred income taxes                                       (123,900)
   (Increase)/decrease in tax benefit receivable               (364,687)
   (Increase)/decrease in accounts receivable                (1,043,121)
   Increase/(decrease) in accounts payable                      550,125
   Increase/(decrease) in accrued taxes                             382
   (Increase)/decrease in deferred charges and
      other assets                                              125,350
                                                            -----------
Net cash used in operating activities                       $(4,463,751)
                                                            ===========

Investing Activities:

   Investment in Monitoring Technologies, Inc.,             $  (475,001)
     at cost                                                -----------

Net cash used in investing activities                       $  (475,001)
                                                            ===========

Financing Activities:
 Subordinated notes payable to parent-issues                $ 5,050,000
                                                            -----------
Net cash provided by financing activities                   $ 5,050,000
                                                            ===========
Net increase/(decrease) in cash and cash
 equivalents                                                $   111,248
Cash and cash equivalents at beginning of period                 69,588
                                                            -----------
Cash and cash equivalents at end of period                  $   180,836
                                                            ===========